Item 77C

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

NOVEMBER 16, 2009

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Pennsylvania Municipal Money Market Fund, Inc. (the “Fund”) was held on November 16, 2009. Out of a total of 291,616,487.074 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 21,950,160.390, which is 7.527% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                  _______________________________________________________

                                             No. of               % of Outstanding      % of Shares

                                            Shares                        Shares                  Voted

                                  ______________________________________________________

Affirmative              17,863,744.640                6.126%                  81.383%

Against                       1,954,683.020                   .670%                   8.905%

Abstain                       2,131,732.730                   .731%                   9.712%

TOTAL                     21,950,160.390                 7.527%                100.00%

2.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative                17,662,245.350             6.057%                   80.465%

Against                         2,179,899.640                .747%                    9.931%

Abstain                         2,108,015.400                .723%                     9.604%

TOTAL                       21,950,160.390               7.527%                100.000%

3.    To permit investment in other investment companies.

                                           No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                    Voted

                                  _______________________________________________________

Affirmative               17,811,155.130                  6.108%                  81.144%

Against                        2,027,113.900     .695%                    9.235%

Abstain                        2,111,891.360     .724%                     9.621%

TOTAL                      21,950,160.390                 7.527%                   100.00%

               Because the requisite number of votes had not been received as of November 16, 2009, the Meeting was adjourned until December 28, 2009.